Exhibit 1.1

[Execution Version]

ACUMEN PHARMACEUTICALS, INC.

Common Stock

($0.0001 par value)

AMENDMENT NO. 1 TO THE ATM EQUITY OFFERINGSM SALES AGREEMENT

April 27, 2023

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Stifel, Nicolaus & Company, Incorporated

787 Seventh Avenue, 11th Floor

New York, New York 10019

BTIG, LLC

65 East 55th Street

New York, NY 10022

Ladies and Gentlemen:

This Amendment No. 1 (this “Amendment”) to the ATM Equity OfferingSM Sales Agreement, dated July 1, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified in writing through the date hereof, the “Existing Sales Agreement” and as amended by this Amendment, the “Sales Agreement”), is made and entered into as of the date hereof by and among Acumen Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and BofA Securities, Inc. (“BofA”), Stifel, Nicolaus & Company, Incorporated (“Stifel”) and BTIG, LLC (the “New Agent”), as sales agent and/or principal (each of BofA and Stifel, an “Original Agent” and, together, the “Original Agents,” and the Original Agents, together with the New Agent, the “Agents”). The Company and the Original Agents are referred to herein collectively as the “Original Parties.” The Company and the Agents are referred to herein individually as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to such terms in the Sales Agreement.

WHEREAS, the Original Parties wish to amend the Existing Sales Agreement in accordance with the terms of the Existing Sales Agreement and this Amendment; and

WHEREAS, pursuant to this Amendment, the New Agent shall (i) become a party to the Sales Agreement as an Agent (as defined in the Sales Agreement) and (ii) agree to be bound by all of the provisions of the Sales Agreement as if it had been an original signatory thereto as an Original Agent.

April 27, 2023

Page Two

NOW, THEREFORE, in consideration of premises, and of the representations, warranties, covenants and agreements contained in the Sales Agreement and herein, the Parties hereby agree as follows:

1. Amendment. The following sections of the Existing Sales Agreement are hereby amended as set forth below.

a.	Introductory Paragraph. The first paragraph of the Existing Sales Agreement is hereby deleted in its entirety and replaced with the following:

Acumen Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through BofA Securities, Inc. (“BofA”), Stifel, Nicolaus & Company, Incorporated (“Stifel”) and BTIG, LLC (“BTIG”), as sales agent and/or principal (each, an “Agent” and, collectively, the “Agents”), shares (the “Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), having an aggregate gross sales price not to exceed $50,000,000, on the terms set forth in this ATM Equity OfferingSM Sales Agreement. The Company agrees that whenever it determines to sell Shares directly to the Agents as principals it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this ATM Equity Offering SM Sales Agreement and any applicable Terms Agreement.

b.	Sale and Delivery of Shares. Section 2(b) of the Existing Sales Agreement is hereby amended such that the reference to “BofA or Stifel” is deleted and replaced with “BofA, Stifel or BTIG”.

c.	Opinion of Counsel for the Agents. Section 5(b) of the Existing Sales Agreement is hereby deleted in its entirety and replaced with the following:

(b) Opinion of Counsel for the Agents. Prior to the initial offering of any Shares hereunder, the Agents shall have received (i) the favorable written opinion or opinions and (ii) a “negative assurance letter”, of Latham & Watkins LLP, counsel for the Agents, dated such date, in form and substance previously agreed to among the parties hereto. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

April 27, 2023

Page Three

d.	Opinions of Counsel to the Company. Section 5(c) of the Existing Sales Agreement is hereby amended such that the reference to “Cooley LLP” is deleted and replaced with “Ropes and Gray LLP”.

e.	Notices. Section 10 of the Existing Sales Agreement is hereby deleted in its entirety and replaced with the following:

Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution (email: dg.atm_execution@bofa.com), with a copy to ECM Legal (email: dg.ecm_legal@bofa.com), to Stifel, Nicolaus & Company, Incorporated, One South Street, 15th Floor, Baltimore, Maryland 21202, Fax No. (443) 224-1273, Attention: Syndicate Department and to BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attention: ATM Trading Desk; and notices to the Company shall be directed to it at: Acumen Pharmaceuticals, Inc., 427 Park Street, Charlottesville, Virginia 22902, Attention: Daniel O’Connell, with a copy to (which shall not constitute notice) to: Ropes and Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600, Attention: Thomas J. Danielski.

f.

Annex I. Annex I to the Existing Sales Agreement is hereby amended such that the New Agent is an addressee and signatory thereto and the reference to “Ropes & Gray LLP” is deleted and replaced with “Latham & Watkins LLP”. In addition, the first paragraph of Annex I to the Existing Sales Agreement is hereby deleted in its entirety and replaced with the following:

Acumen Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the ATM Equity OfferingSM Sales Agreement, dated [•], 2022 (the “Sales Agreement”), between the Company and BofA Securities, Inc. (“BofA”), Stifel, Nicolaus & Company, Incorporated (“Stifel”) and BTIG, LLC (“BTIG”), as sales agent and/or principal (each, an “Agent” and, collectively, the “Agents”), to issue and sell to the Agents as principal for resale (collectively, the “Underwriters”), and the Underwriters severally agree to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “*Initial* Securities”), and to grant to the Underwriters the option to purchase the additional shares of Common Stock specified in the Schedule A hereto (the “Option Securities,” and together with the Initial Securities, the “Securities”), in each case on the terms specified in Schedule A hereto. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

April 27, 2023

Page Four

2. Representations and Warranties.

a.

Each Party represents that such Party has all necessary power and authority to enter into and perform the obligations of this Amendment and that there are no consents or approvals required to be obtained by such Party for such Party to enter into and perform its obligations under this Amendment that have not been obtained.

b.	The representations and warranties of the Company contained in the Existing Sales Agreement are true and correct on and as of the date hereof with the same effect as if made on the date hereof.

3. Filing of Prospectus Supplement. Promptly after execution and delivery of this Amendment, and in any case prior to the sale of Shares pursuant to the Sales Agreement, the Company shall prepare and file with the Commission, in accordance with the provisions of the 1933 Act and the 1933 Act Regulations, a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b), in the form furnished by the Company to the Agents in connection with the offering of the Shares. Such prospectus supplement shall have the meaning of a Prospectus Supplement as defined in the Sales Agreement, and shall identify the New Agent as a Sales Agent in the section titled “Plan of Distribution.”

4. Reimbursement. Notwithstanding anything to the contrary in the Existing Sales Agreement, the Company will pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Amendment No. 1, including the reasonable fees, disbursements and expenses of counsel for the Agents; provided, however, that the fees and disbursement of Agent’s counsel pursuant to this Section 4 shall not exceed, in the aggregate $45,000 in connection with the entry into this Amendment No. 1.

5. Inconsistency or Conflict. In the event of any inconsistency or conflict between the terms and provisions of the Sales Agreement, on the one hand, and this Amendment, on the other hand, the terms and provisions of this Amendment shall govern and control.

6. Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Sales Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Amendment. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Amendment will constitute due and sufficient delivery of such counterpart.

8. Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Existing Sales Agreement shall remain in full force and effect. This Amendment shall be deemed incorporated into, and form a part of, the Sales Agreement and have the same legal validity and effect as the Sales Agreement. As amended hereby, the Sales Agreement is ratified and confirmed in all respects.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof; whereupon this instrument, along with all counterparts, will become a binding agreement between the Company and the Agents in accordance with its terms.

Very truly yours,

ACUMEN PHARMACEUTICALS, INC.

By:	/s/ Daniel O’Connell
Name: Daniel O’Connell
Title: Chief Executive Officer

[Signature Page to Amendment No.1 to the Sales Agreement]

The foregoing Amendment No. 1 to the Sales Agreement is hereby confirmed and accepted as of the date first written above.

BOFA SECURITIES, INC.

By:	/s/ Aamir Mecklai
Name: Aamir Mecklai
Title: Managing Director

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Sean Cessna
Name: Sean Cessna
Title: Managing Director

BTIG, LLC

By:	/s/ KC Stone
Name: KC Stone
Title: Managing Director

[Signature Page to Amendment No.1 to the Sales Agreement]